Confidential Treatment Requested by Carbonite, Inc.
Exhibit 10.10A
FIRST AMENDMENT TO COLOCATION/INTERCONNECTION LICENCE
     This First Amendment to Colocation/Interconnection License (hereinafter referred to as the “First Amendment”) is made as of the 31 day of October 2006, by and between Markley Boston, LLC (“Licensor”) and CARBONITE, INC. (“Licensee”)
W I T N E S S E T H:
     WHEREAS, Licensor and Licensee entered into that certain Colocation/Interconnection License dated August 30, 2006 (the “License”), for the license of approximately 323 square feet of rentable space (the “Premises”) in the Neutral Colocation Room on the fourth (4th) floor of the building (the “Building”) commonly known as One Summer Street, Boston, Massachusetts;
     WHEREAS, Licensor and Licensee now wish to change the terms of the License, increasing the Premises by an additional 238 rentable square feet as described below;
     NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License as follows:
1.	Upon execution of this First Amendment, Licensor will pay to Licensor a Set-Up Fee of $[***].

2.	Licensor agrees, and Licensee acknowledges, that Licensor shall expand the caged Premises by an additional 232 rentable square feet of caged space (“Additional Premises”), moving the existing front wall panel 7’ and installing additional caging on each 7’ side (hereinafter referred to as “Licensor’s Work”). The power consumed by Licensee’s equipment shall be submetered and passed through to Licensee at the building’s power rate with no mark up by Landlord. The Licensor shall complete Licensor’s Work by December 1, 2006. The date on which Licensor’s Work is completed shall be the “Completion Date.”

3.	As of the Completion Date the Base Fees under the License shall be increased by $[***] per month, in consideration of the Licensee’s possession of the Additional Premises, with annual escalations of [***]% on each anniversary of the Completion Date.

4.	Notwithstanding anything contained in the License to the contrary, the term of the License shall be extended to end on the second anniversary of the Completion Date and continue from month to month thereafter unless otherwise terminated by either party upon thirty (30) days written notice for any reason.

5.	The License is hereby ratified and confirmed and, as modified by this First Amendment, shall remain in full force and effect. All references appearing in the License and in any related instruments shall be amended and read thereafter to be

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

references to the License as further amended by this First Amendment. All terms which are defined in the License shall have the same meanings when used in this First Amendment (unless a contrary intent is clearly indicated from the context herein).
     IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

LICENSEE: CARBONITE, INC.
By:	/s/ Jeffry C Flowers
	Name:	Jeffry C Flowers
	Title:	CTO

LICENSOR: MARKLEY BOSTON, LLC
By:	/s/ Jeffrey D. Markley
	Name:	Jeffrey D. Markley
	Title:	Manager